Exhibit 99.1

Tornier Reports First Quarter 2014 Results

•	Revenue increased 6.8% over prior year quarter, in constant currency

•	Upper extremity constant currency revenue growth of 9.9% led by Aequalis Ascend Flex

•	U.S. distribution transition progressing from sales force alignment to optimization

AMSTERDAM, The Netherlands (May 6, 2014) — Tornier N.V. (NASDAQ:TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, reported today its financial results for the first quarter ended March 30, 2014.

Revenue for the first quarter of 2014 was $89.0 million compared to first quarter 2013 revenue of $82.7 million, an increase of 7.7% as reported and 6.8% in constant currency.

First quarter 2014 revenue of Tornier’s extremities product categories totaled $72.0 million compared to $67.3 million in the same quarter a year ago, an increase of 7.0% as reported and 6.7% in constant currency. First quarter revenue of the Company’s large joints and other product lines was $17.0 million, an increase of 6.9% in constant currency over the same quarter in 2013.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “We are encouraged by the modest pick-up in our sales growth in the first quarter as we continue to execute phase 2 of our U.S. sales force transition plan. We remain focused on finalizing the alignment to upper and lower extremity product specialization as well as focusing on territory optimization and rep training. During this challenging transition of our U.S. sales channel, we have maintained the focus on our international business which recorded double digit sales growth in the quarter.”

The Company’s first quarter 2014 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $9.5 million, or 10.7% of reported revenue, compared to $9.1 million, or 11.0% of revenue, in the same quarter of the prior year.

First Quarter 2014 Revenue Highlights

Extremities

•	Revenue from the upper extremity joints and trauma category was $53.1 million, an increase of 9.9% in constant currency over the same quarter in 2013. This growth was led by the Aequalis Ascend family of shoulder joint replacement products, which continued to gain global surgeon acceptance.

•	Revenue from Tornier’s lower extremity joints and trauma category in the first quarter of 2014 was $15.1 million, essentially flat compared to the prior year quarter. Solid sales growth of the Company’s Salto Talaris ankle joint replacement system was offset by lower sales of foot and ankle fixation products, which were impacted by the Company’s U.S. sales transition activities.

•	Revenue from the sports medicine and biologics product category was $3.9 million in the first quarter of 2014, a decrease of 6.2% in constant currency over the same quarter in 2013, reflecting a decline in the Company’s soft tissue anchor products.

Large Joints

The 6.9% constant currency growth for large joints and other products was led by the Company’s hip products that benefitted from the release of new minimally invasive instrumentation in Europe.

Geographic Revenue

On a geographic basis as compared to the first quarter of 2013, Tornier’s international revenue increased 12.6% as reported and 10.4% in constant currency, representing 43.9% of reported global revenue. Revenue in the United States increased by 4.1% and represented 56.1% of reported global revenue.

Second Quarter 2014 Outlook

•	The Company projects second quarter 2014 constant currency revenue to be in the range of $76 to $80 million, representing a change in constant currency of negative (2.7)% to positive 2.4% over the same period last year.

•	Based on recent currency exchange rates, second quarter 2014 reported revenue is projected to be in the range of $77 to $81 million, representing a change of negative (1.5)% to positive 3.7% over the same period last year.

•	Revenue from Tornier’s extremities product categories in the second quarter of 2014 is expected to be in the range of $64 to $67 million, representing a change in constant currency of negative (2.4)% to positive 2.2% over the same period last year.

•	The Company projects second quarter 2014 adjusted EBITDA to be in the range of $3 to $5 million, or 3.9% to 6.2% of reported revenue.

Fiscal Year 2014 Outlook

•	The Company is increasing full year guidance and now projects 2014 constant currency revenue to be in the range of $314 to $326 million, representing an increase in constant currency of 1.0% to 4.8% over last year.

•	Based on recent currency exchange rates, 2014 reported revenue is projected to be in the range of $317 to $329 million, representing an increase of 1.9% to 5.8% over last year.

•	Revenue from Tornier’s extremities product categories in 2014 is expected to be in the range of $262 to $272 million, representing an increase in constant currency of 1.6% to 5.4% over last year.

•	The Company projects 2014 adjusted EBITDA to be in the range of $24.5 to $28.5 million, or 7.7% to 8.7% of reported revenue.

Conference Call

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its first quarter 2014 financial results and its outlook for 2014. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing (877) 673-5355; outside the U.S., dial (760) 666-3805.

A telephone replay will be available for ten days following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 29393745. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the second quarter and full year 2014. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance; Tornier’s reliance on its independent sales agencies and distributors to sell its products and the effect on its business and operating results of agency and distributor changes, transitions to direct selling models in certain geographies and the recent transition of its U.S. sales channel towards focusing separately on upper and lower extremity products; risks associated with Tornier’s acquisition of OrthoHelix and subsequent integration activities; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates and product recalls; competitor activities; Tornier’s manufacturing capacity; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended December 29, 2013 and subsequent quarterly report on Form 10-Q anticipated to be filed shortly with the SEC. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on providing solutions to surgeons who treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 95 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Tornier®, Aequalis®, Aequalis Ascend®, Aequalis Ascend® Flex™ and Salto Talaris® are trademarks of Tornier N.V and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended
	(unaudited)
	March 30, 2014	March 31, 2013
Revenue	$89,025	$82,685
Cost of goods sold	22,202	21,869
Cost of goods sold - acquisition related	262	1,755

Gross profit	66,561	59,061
	74.8%	71.4%
Operating expenses
Selling, general and administrative	58,848	52,136
Research and development	5,722	6,182
Amortization of intangible assets	4,334	3,837
Special charges	2,686	1,519

Total operating expenses	71,590	63,674
Operating loss	(5,029)	(4,613)
Other income (expense)
Interest income	68	39
Interest expense	(1,349)	(2,218)
Foreign currency transaction gain (loss)	171	(81)
Other non-operating income	2	17

Loss before income taxes	(6,137)	(6,856)
Income tax benefit (expense)	900	(42)

Consolidated net loss	$(5,237)	$(6,898)

Net loss per share
Basic and diluted	$(0.11)	$(0.17)
Weighted average ordinary shares outstanding
Basic and diluted	48,524	41,754

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	March 30, 2014	December 29, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$49,413	$56,784
Accounts receivable, net	60,047	55,555
Inventories	90,779	87,011
Deferred income taxes and other current assets	27,979	27,175

Total current assets	228,218	226,525
Instruments, net	66,607	63,055
Property, plant and equipment, net	43,470	43,494
Goodwill and intangibles, net	367,294	369,148
Deferred income taxes and other assets	3,036	3,204

Total assets	$708,625	$705,426

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$1,395	$1,438
Accounts payable	21,003	17,326
Accrued liabilities, deferred income taxes and other current liabilities	63,067	57,552

Total current liabilities	85,465	76,316
Long-term debt	67,562	67,643
Deferred income taxes and other long-term liabilities	34,639	35,659

Total liabilities	187,666	179,618
Shareholders’ equity	520,959	525,808

Total liabilities and shareholders’ equity	$708,625	$705,426

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three months ended
	(unaudited)
	March 30, 2014	March 31, 2013
Cash flows from operating activities
Consolidated net loss	$(5,237)	$(6,898)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities
Depreciation and amortization	9,823	8,831
Non-cash foreign currency (gain) loss	(172)	81
Deferred income taxes	(1,171)	1,752
Tax benefit due to reversal of valuation allowance from acquisition	—	(540)
Share-based compensation	1,780	1,633
Non-cash interest expense and discount amortization	213	289
Inventory obsolescence	3,186	2,360
Inventory step-up from acquisition	262	1,755
Other non-cash items affecting earnings	83	1,218
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(4,504)	(1,611)
Inventories	(7,432)	(1,148)
Accounts payable and accruals	7,610	8,797
Other current assets and liabilities	(278)	(1,202)
Other non-current assets and liabilities	(796)	1,101

Net cash provided by operating activities	3,367	16,418
Cash flows from investing activities
Acquisition-related cash payments	(2,000)	(3,032)
Additions of instruments	(6,800)	(4,879)
Purchases of property, plant and equipment	(1,764)	(2,829)

Net cash (used in) investing activities	(10,564)	(10,740)
Cash flows from financing activities
Repayments of long-term debt	(374)	(2,379)
Deferred financing costs	—	(52)
Issuance of ordinary shares	351	2,642

Net cash (used in) provided by financing activities	(23)	211
Effect of currency exchange rates on cash and cash equivalents	(151)	(1,152)

(Decrease) increase in cash and cash equivalents	(7,371)	4,737
Cash and cash equivalents at beginning of period	56,784	31,108

Cash and cash equivalents at end of period	$49,413	$35,845

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three months ended
	(unaudited)
	March 30, 2014	March 31, 2013	Percent change
Revenue by product category
Upper extremity joints and trauma	$53,055	$48,117	10.3%
Lower extremity joints and trauma	15,073	15,073	0.0%
Sports medicine and biologics	3,887	4,111	-5.4%

Total extremities	72,015	67,301	7.0%
Large joints and other	17,010	15,384	10.6%

Total	$89,025	$82,685	7.7%

Revenue by geography
United States	$49,965	$47,988	4.1%
International	39,060	34,697	12.6%

Total	$89,025	$82,685	7.7%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three months ended
	(unaudited)
	March 30, 2014			March 31, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$53,055	$(185)	$52,870	$48,117	9.9%
Lower extremity joints and trauma	15,073	22	15,095	15,073	0.1%
Sports medicine and biologics	3,887	(31)	3,856	4,111	-6.2%

Total extremities	72,015	(194)	71,821	67,301	6.7%
Large joints and other	17,010	(557)	16,453	15,384	6.9%

Total	$89,025	$(751)	$88,274	$82,685	6.8%

Revenue by geography
United States	$49,965	$—	$49,965	$47,988	4.1%
International	39,060	(751)	38,309	34,697	10.4%

Total	$89,025	$(751)	$88,274	$82,685	6.8%

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three months ended
	(unaudited)
	March 30, 2014	March 31, 2013
Revenue, as reported	$89,025	$82,685
Net loss, as reported	$(5,237)	$(6,898)
Interest income	(68)	(39)
Interest expense	1,349	2,218
Income tax (benefit) expense	(900)	42
Depreciation	5,489	4,994
Amortization	4,334	3,837

Subtotal Non-GAAP EBITDA	4,967	4,154
Other non-operating income	(2)	(17)
Foreign currency transaction (gain) loss	(171)	81
Share-based compensation	1,780	1,633
Inventory step-up from acquisition	262	1,755
Special charges:
Acquisition, integration and distribution transition costs	1,913	1,519
Restructuring charges	448	—
Other	325	—

Non-GAAP adjusted EBITDA	$9,522	$9,125

Non-GAAP adjusted EBITDA margin	10.7%	11.0%

Tornier N.V.

Reconciliation of Net Loss and Net Loss per Share

to Non-GAAP Adjusted Net Loss and Non-GAAP Adjusted Net Loss per Share

(in thousands)

	Three months ended
	(unaudited)
	March 30, 2014	March 31, 2013
Net loss, as reported	$(5,237)	$(6,898)
Inventory step-up from acquisition, net of tax	250	1,749
Tax benefit due to reversal of valuation allowance from acquisition	—	(540)
Special charges, net of tax:
Acquisition, integration and distribution transition costs	1,913	1,519
Restructuring charges	448	—
Other	325	—

Non-GAAP adjusted net loss	(2,301)	(4,170)

Net loss per share, as reported
Basic and diluted	$(0.11)	$(0.17)
Inventory step-up from acquisition, net of tax	0.01	0.04
Tax benefit due to reversal of valuation allowance from acquisition	—	(0.01)
Special charges, net of tax:
Acquisition, integration and distribution transition costs	0.03	0.04
Restructuring charges	0.01	—
Other	0.01	—

Non-GAAP adjusted net loss per share
Basic and diluted	$(0.05)	$(0.10)

Weighted average ordinary shares outstanding
Basic and diluted	48,524	41,754

Tornier N.V.

Reconciliation of Net Cash Provided by Operating Activities

to Non-GAAP Adjusted Free Cash Flow

(in thousands)

	Three months ended
	(unaudited)
	March 30, 2014	March 31, 2013
Net cash provided by operating activities, as reported	$3,367	$16,418
Adjusted for:
Additions of instruments, as reported	(6,800)	(4,879)
Purchases of property, plant and equipment, as reported	(1,764)	(2,829)

Non-GAAP adjusted free cash flow	$(5,197)	$8,710

Tornier N.V.

Reconciliation of Gross Margin and Gross Margin %

to Non-GAAP Adjusted Gross Margin and Gross Margin %

(in thousands)

	Three months ended
	(unaudited)
	March 30, 2014	March 31, 2013
Revenue, as reported	$89,025	$82,685
Gross margin, as reported	$66,561	$59,061
Gross margin %, as reported	74.8%	71.4%
Adjusted for:
Inventory step-up due to acquisition	262	1,755

Non-GAAP adjusted gross margin	66,823	60,816

Non-GAAP adjusted gross margin %	75.1%	73.6%

Tornier N.V.

Reconciliation of Operating Expenses and Operating Expenses as a % of Revenue to

Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Expenses as a % of Revenue

	Three Months Ended
	(unaudited)
	March 30, 2014	March 31, 2013
Revenue, as reported	$89,025	$82,685
Operating expenses, as reported	71,590	63,674
Operating expenses as a percentage of revenue, as reported	80.4%	77.0%
Adjusted for:
Amortization of intangible assets	(4,334)	(3,837)
Special charges	(2,686)	(1,519)

Total adjustments	(7,020)	(5,356)
Non-GAAP adjusted operating expenses	$64,570	$58,318

Non-GAAP adjusted operating expenses as a percentage of revenue	72.5%	70.5%

Tornier N.V.

Reconciliation of Projected 2014 Operating Loss

to Projected Non-GAAP Adjusted EBITDA

(in millions)

	Three months ended		Year ended
	(unaudited)		(unaudited)
	June 29, 2014		December 28, 2014
	Low	High	Low	High
Revenue	$77.0	$81.0	$317.0	$329.0
Operating loss	$(12.9)	$(9.0)	$(36.3)	$(26.8)
Adjusted for:
Inventory step-up due to acquisition	0.2	0.1	0.7	0.5
Depreciation and amortization expense	10.8	10.0	43.4	41.0
Share-based compensation	2.6	2.1	9.9	8.2
Special charges	2.3	1.8	6.8	5.6

Total adjustments	$15.9	$14.0	$60.8	$55.3
Non-GAAP adjusted EBITDA	$3.0	$5.0	$24.5	$28.5

Non-GAAP adjusted EBITDA margin	3.9%	6.2%	7.7%	8.7%

Tornier believes the non-GAAP financial measures presented in this release provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; and adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com